Exhibit 99.1

     Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.




                                         /s/ David S. Hunt
                                        David S. Hunt,
                                        Individually and as
                                        attorney-in-fact for:


                                        TOSI, L.P. (1)
                                        PITMAN PROPERTY CORP. (2)
                                        J. W. BEAVERS, JR. (3)


(1) A power of attorney authorizing David S. Hunt to act on behalf of TOSI, L.P. is filed herewith as Exhibit 24.1.

(2) A power of attorney authorizing David S. Hunt to act on behalf of Pitman Property Corp. is filed herewith as Exhibit 24.2.

(3) A power of attorney authorizing David S. Hunt to act on behalf of J. W. Beavers, Jr. is filed herewith as Exhibit 24.3.